Exhibit 99.1

GHN Agrispan Executes Milestone Agreement for Construction of Advanced Agricultural Production Base

Land Acquisition will Increase Company’s Capacity in Excess of 45%, Which Management Believes Will Lead to Greater Revenues and Earnings

XIAMEN, CHINA, September 30, 2010 – GHN Agrispan Holding Company (OTCBB: GHNA), an emerging company engaged in China’s high-growth prepared foods industry, today announced that it has signed a strategic agreement for construction of an advanced agricultural production base in Liancheng County, China.

The agreement between the Liancheng County government and GHN Agrispan’s wholly owned subsidiary provides GHN Agrispan with the ability to utilize land in the Modern Agricultural Demonstration Garden located in the Linfang Township of Liancheng County for a period of 18 years. GHN Agrispan will make an investment to build an approximate165 acre agricultural planting base in this area of the Fujian Province with nearly all of the land to be equipped with modern irrigation facilities.

“We are excited to announce this sizable project which represents a material event in our development and a significant increase in our existing agricultural base of over 45%.  We believe that this expansion will position us to generate higher revenues and earnings going forward,” said Ms. Xu Yizhen, CEO of GHN Agrispan.

All agricultural products grown at the site will be pollution-free, green or organic.  The scope of the plantation is expected to include seasonal vegetables such as bulb-lettuce and tomatoes. In addition, the resulting produce will be sold by GHN Agrispan directly to large multinational and Fortune 500 retailers throughout mainland China.

“As we embark on this new agricultural project, we look forward to working closely with the local government and rural farmers to plant products that are highest in demand” added Ms. Xu.  “Through all of our corporate projects, we have been highly praised by the local community and have enjoyed the support of local governments and various PRC policies aimed at increasing domestic agricultural production in rural areas.”

As part of the investment agreement, GHN Agrispan is entitled to plant on approximately 5 acres of farmland immediately and will obtain the right to plant on the remaining 160 acres of land on or prior to December 30, 2010. GHN Agrispan currently has approximately 350 acres of agricultural farmland that it leases in China. In addition to the land use rights, GHN Agrispan’s subsidiary will be eligible for preferential policies aimed at agricultural operations from various levels of the PRC government including the state, Fujian Province, Longyan City and Liancheng County.

About GHN Agrispan Holding Company

Based in Xiamen City, China, GHN Agrispan Holding Company (OTCBB: GHNA) is an emerging Chinese operating company engaged in the high-growth prepared foods industry in China.  GHN Agrispan has positioned itself to capitalize on the demands of China’s bourgeoning middle class for healthy food products that are free of toxins and pollutants, as well as the China’s booming catering industry which is currently experiencing growth in the double digits. GHN Agrispan’s catering group is recognized as one of the most reputable catering services in Xiamen. The company places a strong emphasis on food safety, selling its premium products and services to target clients including US Fortune 500 companies, European multi-national firms, as well as established Chinese private enterprises and government institutions such as banks and schools.  In addition, the output from the GHN Agrispan’s fresh fruit, vegetables and other planting bases is purchased by major national supermarkets and first-tier wholesalers in developed cities throughout China.

For more information please visit the website for GHN Agrispan’s wholly-owned subsidiary, Yidong Group: www.ghnagrispan.com/en

Forward-Looking Statements

This release contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that can affect GHN Agrispan’s operating results, liquidity and financial condition or otherwise cause GHN Agrispan’s actual results to differ materially from those forecasted.  Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and labor costs, the successful implementation of GHN Agrispan’s growth strategy, including the ability of GHN Agrispan to finance its expansion plans and the mix and pricing of goods sold.  The identified risk factors and other factors and risks that may affect GHN Agrispan’s business or future financial results are detailed in its filings with the Securities and Exchange Commission. These cautionary statements qualify all of the forward-looking statements GHN Agrispan makes herein.  GHN Agrispan cannot assure you that the results or developments anticipated by it will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for it or affect it, its business or its operations in the way it expects.  GHN Agrispan cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.  GHN Agrispan does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the GHN Agrispan’s assumptions, estimates or projections.

Company Contact:
GHN Agrispan Holding Company
Kenneth Ma, Executive Director
+86-136-660-1113

Financial Communications Contact:
Trilogy Capital Partners
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com